Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE,

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT,

AMENDMENTS TO NON-QUALIFIED STOCK OPTION AGREEMENTS,

AND

AMENDMENTS TO RESTRICTED STOCK AWARD AGREEMENT

This Separation Agreement and Release, Second Amendment to Employment Agreement, Amendments to Non-Qualified Stock Option Agreements, and Amendments to Restricted Stock Award Agreement (the “Agreement”) is made and entered into as of September 13, 2011 (the “Execution Date”) by and between HCC Insurance Holdings, Inc. (“HCC” or the “Company”) and William Tobin Whamond (“Whamond” and, together with HCC, the “Parties”).

RECITALS

WHEREAS, Whamond has been employed by the Company pursuant to that certain Employment Agreement, attached hereto as Exhibit A, by and between Whamond and the Company, dated as of May 1, 2009, as amended April 19, 2010 (the “Employment Agreement”);

WHEREAS, during the course of Whamond’s employment by the Company and in accordance with the HCC Insurance Holdings, Inc. 2008 Flexible Incentive Plan, the Company granted Whamond certain restricted stock and stock option incentive awards pursuant to (a) that certain Restricted Stock Award Agreement, attached hereto as Exhibit B, by and between Whamond and the Company, effective as of May 20, 2009 (the “2009 Restricted Stock Grant Agreement”); (b) that certain Non-Qualified Stock Option Agreement, attached hereto as Exhibit C, by and between Whamond and the Company, dated as of June 4, 2009 (the “2009 Option Grant Agreement”); (c) that certain Restricted Stock Award Agreement, attached hereto as Exhibit D, by and between Whamond and the Company, effective as of January 4, 2010 (the “2010 Restricted Stock Grant Agreement”); and (d) that certain Non-Qualified Stock Option Agreement, attached hereto as Exhibit E, by and between Whamond and the Company, dated as of September 2, 2010 (the “2010 Option Grant Agreement” and, together with the 2009 Restricted Stock Grant Agreement, the 2009 Option Grant Agreement, and the 2010 Restricted Stock Grant Agreement, the “Incentive Grant Agreements”);

WHEREAS, in connection with the mutual agreement between the Parties to terminate Whamond’s employment with the Company, the Parties desire to set forth certain agreements with respect to the termination of his employment, including, without limitation, the amendments to the Employment Agreement and certain of the Incentive Grant Agreements set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Company and Whamond agree as follows:

1.             Severance Payment.  In consideration for Whamond’s promises in this Agreement, the Company agrees to pay Whamond a lump sum amount of $1,872,563.36 (one million, eight hundred seventy-two thousand, five hundred sixty-three dollars and thirty-three cents) comprising: (i) $1,860,000.00 (one million, eight hundred sixty thousand dollars and no cents), plus (ii) Whamond’s accrued and unused vacation pay as of the Execution Date in an amount equal to $7,813.40 (seven thousand, eight hundred thirteen dollars and forty cents); (iii) the monetary amount equivalent to Whamond’s Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premium from the Execution Date through December 31,

2011 in an amount equal to $4,749.96 (four thousand, seven hundred forty-nine dollars and ninety-six cents) (such amounts, collectively, the “Severance Payment”).  The Parties agree that the Severance Payment and all other consideration provided for in this Agreement shall be considered wages and subject to applicable deductions and withholdings required by law.  The Company shall pay the Severance Payment no later than September 29, 2011.  Whamond acknowledges and agrees that he is responsible for the payment of all individual taxes applicable to the payments he receives under this Agreement.  HCC makes no representations or warranties regarding the tax consequences to Whamond associated with any of these payments.    Whamond agrees that the Severance Payment constitutes full and fair consideration for the releases, agreements, restrictions, representations, and waivers of rights and claims and the releases stated in this Agreement.

2.             Termination of Employment.  The Parties mutually agree that Whamond’s employment with the HCC and its affiliates is terminated as of the Execution Date.  For the period from September 1, 2011 through and including the Execution Date, Whamond will receive his regular base salary in the gross amount of $27,083.33 on September 16, 2011.  Other than as contemplated by the proceeding sentence, Whamond has been fully paid all salaries and cash bonuses for all labor and services performed for the Company through the Execution Date.  The Company agrees to reimburse Whamond for reasonable and necessary business expenses incurred by him (in accordance with the policies and procedures established by the Company) in performing services under the Employment Agreement, provided that Whamond properly accounts for such expenses in accordance with Company policy and submits such expenses, in writing, to the Company on or before September 14, 2011.

3.             Cooperation Clause.  As reasonably requested by HCC, Whamond agrees to reasonably cooperate and assist HCC with the transition of his responsibilities and duties at HCC to other personnel and with any other transition issues arising from or related to the termination of his employment with HCC.  For purposes of complying with this paragraph, such transition services shall be limited to (i) providing information related to transition efforts (as reasonably requested by HCC); (ii) making himself reasonably available by phone and email to answer questions from his direct reports regarding pending items (as reasonably requested by HCC); (iii) communicating with third parties; for the purpose of introducing HCC personnel (as reasonably requested by HCC); (iv) directing third parties that contact Whamond regarding ongoing HCC business to HCC.  This cooperation period shall be limited to the period from the Execution Date through and including September 30, 2011, and shall be limited to no more than two hour per business day during such period.  Following the expiration of this period, Whamond’s obligations under this paragraph shall terminate.  HCC agrees to indemnify Whamond from any and all claims asserted by third parties against Whamond in connection with any duties performed by Whamond upon reasonable request by HCC under this Paragraph 3.

4.             Whamond Release.  Whamond, on behalf of himself and his spouse, heirs, executors, successors, and assigns, irrevocably and unconditionally releases, waives, and forever discharges HCC and the HCC Releasees (as hereinafter defined) from any and all claims, demands, actions, causes of action, costs, fees, attorneys’ fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which Whamond has had, or may have against HCC or any of the HCC Releasees, from the beginning of time and up to and including the Execution Date of this Agreement, including, without limitation, claims at law or equity or sounding in contract, express or implied; claims sounding in tort; claims arising under any federal, state or local laws of any jurisdiction, including laws that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, or retaliation, including, without limitation, the Texas Payday Act; Chapter 21 of the Texas Labor Code; the Texas Commission on Human Rights Act; the Federal Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990 (the “ADEA”); the Americans with Disabilities Act; the Americans with Disabilities Act Amendments of 2008, 42 U.S.C. Section 1981; the Worker Adjustment and Retraining Notification Act; the Lilly Ledbetter Fair Pay Act; the Equal Pay Act; Title VII of the Civil Rights Act; the Fair Labor Standards Act; the Rehabilitation Act; the Family and Medical Leave Act; COBRA; the Sarbanes-Oxley Act of 2002; the Employee Polygraph Protection Act; the Financial Institutions Reform, Recovery and Enforcement Act (or any other employment-related banking statute or regulation); the Uniformed Services Employment and Reemployment Rights Act of 1994; any federal, state, local or municipal whistleblower protection or anti-retaliation statute or ordinance; any federal, state, local or municipal law of any jurisdiction; claims arising under the Employee Retirement Income Security Act; claims for defamation and any other tort claims; and any other statutory or common law claims (other than those arising under this Agreement) arising out of or related to Whamond’s employment or separation from employment with HCC or any HCC Releasees.  Notwithstanding the foregoing, this release does not apply to any claims that cannot be released as a matter of law.  “HCC Releasees” means HCC Insurance Holdings, Inc., its subsidiaries and their respective predecessors, successors, parents, joint ventures, holding companies, subsidiaries, divisions, affiliates, assigns, partnerships, agents, directors, officers, employees, consultants, committees (including, without limitation, employee benefit committees), fiduciaries, representatives, attorneys, and all persons and entities acting by, through, under or in concert or in any such capacity with any of the foregoing); provided, however, that “HCC Releasees” shall not include Whamond.  Nothing in the Agreement shall be construed to restrict or prevent Whamond from filing a charge or complaint, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission (“EEOC”) or other administrative agency, or from participating in an investigation or proceeding conducted by the EEOC or other administrative agency.  However, Whamond understands and recognizes that even if a charge is filed by him or on his behalf with the EEOC or other administrative agency, he shall not be entitled to sue HCC or to receive any damages relating to any event which occurred on or prior to the Execution Date.  Notwithstanding anything herein, this Agreement shall not (i) release any claims Whamond, his spouse, heirs, executors, successors and assigns may have relating to the payments and benefits set forth in this Agreement, the Incentive Grant Agreements, and the Side Agreement (hereinafter defined);  (ii) limit or prohibit in any way the ability of Whamond, his spouse, heirs, executors, successors, and assigns to bring an action to enforce the terms of this Agreement, including any claims that arise from a breach by HCC or the HCC Releasees of this Agreement; or (iii) release in any manner whatsoever any claims for indemnification by Whamond in accordance with applicable laws, or any indemnification agreement between Whamond and HCC or the HCC Releasees and/or pursuant to the corporate governance documents of HCC or the HCC Releasees, including but not limited to any rights to contribution (whether under any applicable insurance policies of HCC or the HCC Releasees., or under any right Whamond (or his spouse, heirs, executors, successors and assigns ) may obtain as permitted by law, whether in the event of entry of judgment, or otherwise).

5.             Release and Waiver of ADEA Claims.  WHAMOND FULLY UNDERSTANDS AND AGREES THAT BY SIGNING THIS AGREEMENT HE IS WAIVING ANY AND ALL RIGHTS OR CLAIMS WHICH HE MAY HAVE AGAINST HCC AND THE HCC RELEASEES UNDER THE ADEA FOR AGE DISCRIMINATION ARISING FROM EMPLOYMENT WITH HCC, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SUE THE COMPANY IN FEDERAL OR STATE COURT FOR AGE DISCRIMINATION.  WHAMOND FURTHER ACKNOWLEDGES THAT HE: (1) DOES NOT WAIVE ANY CLAIMS OR RIGHTS THAT MAY

ARISE AFTER THE DATE THIS AGREEMENT IS EXECUTED; (2) WAIVES CLAIMS OR RIGHTS ONLY IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH HE IS ALREADY ENTITLED; (3) HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE; (4) AGREES THAT THIS AGREEMENT IS WRITTEN IN A MANNER CALCULATED TO BE UNDERSTOOD BY HIM AND HE IN FACT UNDERSTANDS THE AGREEMENT TERMS, CONTENTS, CONDITIONS, AND EFFECTS; AND (5) IS ENTERING INTO THIS AGREEMENT KNOWINGLY, VOLUNTARILY, OF HIS OWN FREE WILL, AND WITHOUT ANY COERCION, UNDUE INFLUENCE, THREAT, OR INTIMIDATION OF ANY KIND.

6.             Waiting Period and Revocation of Waiver of ADEA Claims.  WHAMOND HAS TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THE PROVISIONS OF THIS AGREEMENT RELEASING CLAIMS OF AGE DISCRIMINATION UNDER THE ADEA.  THE PARTIES AGREE THAT CHANGES TO THIS AGREEMENT WILL NOT RESTART THE TWENTY-ONE (21) DAY CONSIDERATION PERIOD AND THAT THE CONSIDERATION PERIOD RUNS FROM THE FIRST DAY THE AGREEMENT WAS PRESENTED TO HIM.  THE PORTIONS OF THIS AGREEMENT RELEASING CLAIMS OF AGE DISCRIMINATION UNDER THE ADEA ARE REVOCABLE BY WHAMOND FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE SIGNING OF THIS AGREEMENT (“REVOCATION PERIOD”).  IF WHAMOND DOES NOT REVOKE THE PROVISIONS OF THIS AGREEMENT RELEASING CLAIMS OF AGE DISCRIMINATION UNDER THE ADEA WITHIN SEVEN (7) DAYS OF SIGNING, THOSE PROVISIONS OF THE AGREEMENT WILL BECOME EFFECTIVE AND ENFORCEABLE.  FOR THE REVOCATION TO BE EFFECTIVE, WRITTEN NOTICE OF REVOCATION MUST BE DELIVERED TO HCC INSURANCE HOLDINGS, INC., 13403 NORTHWEST FREEWAY, HOUSTON, TEXAS 77040, ATTN: VICE PRESIDENT - HUMAN RESOURCES, NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER WHAMOND HAS SIGNED THIS AGREEMENT.  WHAMOND UNDERSTANDS THAT IF HE REVOKES THE PROVISIONS OF THIS AGREEMENT RELEASING CLAIMS OF AGE DISCRIMINATION UNDER THE ADEA, HE WILL NOT RECEIVE ANY OF THE MONEY DESCRIBED IN THIS AGREEMENT.

7.             No Prior Assignment.  Except for any assignment permitted by Paragraph 21 herein, Whamond agrees and represents that he has not assigned to any other person or entity any of the rights and claims waived and released in this Agreement; and that he has full right and authority to grant the waivers and releases in this Agreement and enter into the covenants and promises contained in this Agreement; and that there are no third party claims or liens to which the payments under which this Agreement may be subject.  HCC agrees and represents that it has not assigned to any other person or entity any of the rights and claims waived and released in this Agreement; and that HCC has full right and authority to grant the waivers and releases in this Agreement and enter into the covenants and promises contained in this Agreement; and that there are no third party claims or liens to which the payments under which this Agreement may be subject.

8.             HCC Release.  HCC, on behalf of itself and the HCC Releasees, irrevocably and unconditionally releases, waives, and forever discharges Whamond from any and all claims, demands, actions, causes of action, claims for indemnity and/or contribution, costs, fees, attorneys’ fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which HCC has had, or may have against Whamond, from the beginning of time and up to and including the Execution Date other than those that arise for breach of this Agreement.  Notwithstanding the foregoing, this release (i) does not apply to any claims that cannot be released as a matter of law; (ii) does not apply to claims HCC or HCC Releasees may have relating to this Agreement, the Incentive Grant Agreements, and the Side Agreement (hereinafter defined);  and (iii) does not limit or prohibit in any way the ability of HCC or the HCC Releasees to bring an action to enforce the terms of this Agreement, including any claims that arise from a breach by Whamond of this Agreement.

9.             HCC Cooperation in Connection with Transferring Benefits. HCC shall use its reasonable best efforts to cooperate with and assist Whamond in connection with the following employee benefits-related matters, in each case upon reasonable request by Whamond: (i) transferring to or assumption by Whamond the life insurance policy obtained by the Company in the face amount of $1 million held in trust for the benefit of Whamond; (ii) transferring to or assumption by Whamond to purchase, for his personal account, any Company group insurance or supplemental insurance policies that permit individual purchase upon termination of employment (if any); and (iii) cooperating with Whamond in respect of the roll-over of his 401(k) account.  Nothing in this paragraph shall be construed to require any outlay of monies by the Company in order to effectuate the Company’s reasonable best efforts to cooperate with and assist Whamond in connection with the employee benefits-related matters set forth in this paragraph.

10.           No Admission of Liability or Wrongdoing.  Whamond understands and agrees that this Agreement shall not in any way be construed as an admission by HCC or the HCC Releasees of any unlawful or wrongful acts whatsoever against Whamond or any other person.  HCC and the HCC Releasees specifically disclaim any liability to or wrongful acts against Whamond or any other person.  Similarly, HCC acknowledges and agrees that this Agreement shall not in any way be construed as an admission by Whamond of any unlawful or wrongful acts against HCC, the HCC Releasees, or any other person, and Whamond specifically disclaims any liability related to or wrongful acts against HCC, the HCC Releasees or any other person.

11.           Confidentiality of the Agreement.  The Parties agree to keep the negotiations of this Agreement confidential, subject to HCC’s need to make disclosures for internal approval.  Nothing in this Agreement is intended to prevent Whamond, HCC, or the HCC Releasees from disclosing such information in response to a subpoena issued by a court of law or upon the request of a government agency having jurisdiction or power to compel the disclosure.  The Parties agree that, in the event disclosure is required in response to a subpoena or the request of a government entity, the party required to respond shall provide the other party with written notice of the receipt of the subpoena or request within three days of receipt.  The Parties acknowledge and agree that HCC shall disclose the Agreement as part of the Company’s public filings with the United States Securities and Exchange Commission.  Nothing in this Agreement is intended to prevent the Parties from revealing otherwise public information related to this Agreement.

12.           Return of HCC Property.  Whamond agrees that from the Execution Date forward, he shall comply with the provisions of Section 5(f) of the Employment Agreement.  Whamond further agrees that within four (4) days of the Execution Date, he shall return to HCC all property of HCC and HCC Releasees (including all computer files, computer discs, documents (whether written or electronically stored), notes, papers, correspondence, keys and issued equipment).  Prior to returning such property, HCC agrees to permit Whamond to transfer any personal files or email from his laptop and/or the HCC computer maintained at Whamond’s home to a specified file folder on that laptop.  Subject to review and approval by HCC of the files in that specified file folder, Whamond may delete and/or transfer to his own storage device such approved files from the laptop and/or computer.  HCC agrees to then delete such approved files from the laptop and/or HCC computer.  Whamond agrees that if he should find himself in possession, custody, or control of any HCC or HCC Releasee property, he shall notify HCC and return such property reasonably promptly.

13.           Continuing Obligations Regarding HCC Confidential Information. Whamond agrees that, from the Execution Date forward, pursuant to Section 5(d) of the Employment Agreement and the common law, he has an obligation not to reveal or disclose, sell, use, lecture upon, publish, or otherwise disclose to any third party any of the Company’s Confidential Information, as that term is defined in Section 5(d) the Employment Agreement.

14.           Amendment of Employment Agreement.

(a)         The Parties hereby agree that Section 5(c) of the Employment Agreement shall be amended and restated in its entirety to read as follows:

“(c)         Non-Competition After Termination.  Executive agrees that in order to protect the Company’s Confidential Information, it is necessary to enter into the following restrictive covenant which is ancillary to the enforceable promises between the Company and Executive otherwise contained in this Agreement.  Upon the termination of Executive’s employment with the Company, Executive may immediately seek employment with a firm that is not a Direct Competitor of HCC (as hereinafter defined).  A “Direct Competitor” means the following companies and their affiliates:

Argo Group International Holdings, Ltd.

Horace Mann Educators Corporation

Houston International Insurance Group

RLI Corp.

Markel Insurance Company, Inc.

Navigators Group, Inc.

W.R. Berkley Corporation

Executive shall not, at any time during the Restricted Period (as hereinafter defined), engage with or provide any services to a Direct Competitor, provided, however, that Executive may provide investment banking services to a Direct Competitor during the Restricted Period. “Restricted Period” means a period of twelve (12) months.  The Restricted Period shall commence on September 13, 2011.”

(b)           The Parties hereby agree that Section 5(e) of the Employment Agreement shall be amended and restated in its entirety to read as follows:

“(e)       To protect the Company’s Confidential Information, and in the event of Executive’s termination of employment for any reason whatsoever, whether by Executive or the Company, it is necessary to enter into the following restrictive covenant, which is ancillary to the enforceable promises between the Company and Executive otherwise contained in this Agreement. Executive covenants and agrees that during the Non-solicitation Period (as hereinafter defined), Executive will not either individually or as a principal, partner, agent, consultant, contractor, employee or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, solicit business, or attempt to solicit business, or products or services competitive with products or services sold by the Company on behalf of or for the benefit of any Direct Competitor as that term is defined in Section 5(c) above.  Executive further agrees that during the Non-Solicitation Period, Executive will not, either directly or indirectly, or by acting in concert with others, solicit or influence any Company employee to accept employment with any entity or person but the Company.  For the purpose of this Agreement, “Non-solicitation Period” means a period of twelve (12) months.  The Non-solicitation Period shall commence on September 13, 2011.

(c)         From the Execution Date forward, Whamond agrees to comply with Sections 5(c) (as amended and restated herein), 5(d), 5(e) (as amended and restated herein), and 5(f) of the Employment Agreement, including those concerning of non-solicitation the Company’s clients, customers, and employees.

(d)         The Parties agree that the Parties have no further rights, duties, or obligations under the Employment Agreement, with the exception of: (i) the covenants, restrictions, and obligations under Sections 5(c) (as amended and restated herein), 5(d), 5(e) (as amended and restated herein), and 5(f) of the Employment Agreement to the extent contemplated by Sections 12, 13, 14(a), 14(b), and 14(c) of this Agreement. and (ii) the first paragraph of Section 5 of the Employment Agreement and Sections 5(h), 5(j), 5(k), 5(l), 5(m), 5(n), 6, 9, 10, 12, 13, 14, 15, and 17 of the Employment Agreement; solely to the extent those Sections are necessary to the enforcement of Whamond’s covenants, restrictions, and obligations under Sections 5(c) (as restated herein), 5(d), 5(e) (as restated herein), and 5(f) of the Employment Agreement to the extent contemplated by Sections 12, 13, 14(a), 14(b), and 14(c) of this Agreement.

15.           Amendment of 2009 Restricted Stock Grant Agreement.

(a)         For purposes of clarity, it is the intent of the Parties that the Restricted Shares (as defined in the 2009 Restricted Stock Grant Agreement) shall not be forfeited upon or in connection with Whamond’s termination of employment hereunder, but shall continue to be outstanding and remain registered in the name of Whamond from and after the Execution Date in accordance with the terms of the 2009 Restricted Stock Grant Agreement (as amended pursuant to this Paragraph 15).  The Parties also intend and agree that the Restricted Shares shall continue to be subject to vesting from and after the Execution Date in accordance with the terms of the 2009 Restricted Stock Grant Agreement (as amended pursuant to this Paragraph 15).  The Parties also intend and agree that, from and after vesting of the Restricted Shares in accordance with the 2009 Restricted Stock Grant Agreement (as amended pursuant to this Paragraph 15), the Restricted Shares shall not be subject to forfeiture, clawback, or reduction of any kind.

(b)         The Parties agree that Section 2(b) of the 2009 Restricted Stock Grant Agreement shall be amended and restated its entirety to read as follows:

“(b)         If, at any time prior to May 20, 2012, the Employee engages in any activity in breach of Section 5(c) (as amended herein) of that certain Employment Agreement by and between the Employee and the Company, dated as of May 1, 2009, as amended April 19, 2010 and September 13, 2011 (the “Employment Agreement”), then the Restricted

Shares shall be forfeited and returned to the Company without the payment of any consideration, and the Employee shall have no rights with respect to such forfeited shares.”

(c)         The Parties agree that Section 3 of the 2009 Restricted Stock Grant Agreement shall be amended and restated in its entirety to read as follows:

“3.           Vesting.  The Restricted Shares granted hereunder shall fully vest, and the restrictions imposed pursuant to Section 2 shall lapse immediately prior to the first to occur of the following:

(a)           May 20, 2012, subject to Employee’s continued compliance with the provisions of Section 5(c) of the Employment Agreement (for purposes of clarity, the parties acknowledge that Employee’s obligation to refrain from engaging in the competitive activities described in such Section 5(c) of the Employment Agreement until May 20, 2012 subjects the Restricted Shares to a substantial risk of forfeiture until such date);

(b)           the date of Employee’s death; and

(c)           the date of a Change in Control of the Company.”

(d)         The Parties agree that, except as set forth in this Paragraph 15, all other terms and conditions of the 2009 Restricted Stock Grant Agreement shall remain in full force and effect.  The Parties further acknowledge that (i) the amendments to the 2009 Restricted Stock Grant Agreement set forth in this Paragraph 15 have been undertaken to modify certain provisions of the 2009 Restricted Stock Grant Agreement related to Whamond’s employment status with the Company and (ii) Whamond will continue to have such rights with respect to the Restricted Shared (as defined in the 2009 Restricted Stock Grant Agreement) as set forth in the 2009 Restricted Stock Grant Agreement, as amended hereby, without respect to his employment status with the Company.

16.           Amendment of 2009 Option Grant Agreement.

(a)         For purposes of clarity, it is the intent of the parties to this Agreement that, subject to the terms of the 2009 Option Grant Agreement (as amended pursuant to this Paragraph 16), the Option (as defined in the 2009 Option Grant Agreement) shall vest and become exercisable in accordance with the vesting schedule set forth in the 2009 Option Grant Agreement (as amended pursuant to this Paragraph 16), notwithstanding Whamond’s termination of employment.

(b)         The Parties agree that the first sentence of Section 3 of the 2009 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“3.           Term of Option.  This Option shall be exercisable until 11:59 p.m. Houston time on the date of expiration specified on the signature page of this Agreement, except and to the extent that such term may be reduced as provided in Paragraph 10 hereof and in the Plan.”

(c)                            The Parties agree that Section 4 of the 2009 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“4.                                 Vesting.  This Option shall be exercisable only to the extent vested in accordance with the vesting schedule set forth on the signature page of this Agreement.  In addition, this Option shall fully vest and be exercisable during the term:

(a)                                  In accordance with Section 8.2 and 8.3(a) of the Plan (relating to liquidation or dissolution of the Company and to certain Reorganizations of the Company); and

(b)                                 Upon the Employee’s death.”

(d)                           The Parties agree that Section 7 of the 2009 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“7.                                 [Intentionally Omitted.]”

(e)                                  The Parties agree that Section 10(a) of the 2009 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“(a)                            If, at any time prior to September 13, 2012, the Employee engages in any activity in breach of Section 5(c) of that certain Employment Agreement by and between the Employee and the Company, dated as of May 1, 2009, as amended April 19, 2010 and September 13, 2011, then (xx) this Option shall terminate effective as of the date on which the Employee engages in such activity, unless terminated sooner by operation of another term or condition of this Agreement or the Plan, (yy) any Option gain realized by the Employee from exercising all or a portion of the Option, or such lesser amount by a court or arbitrator, shall be paid by the Employee to the Company, and (zz) the Company shall be entitled to receive from Employee all Common Stock held by Employee that was acquired under this Agreement or the Plan.”

(f)                                    The Parties agree that Section 10(b) of the 2009 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“(b) If, at any time prior to September 13, 2012, the Employee engages in any activity in breach of Section 5(e) of that certain Employment Agreement by and between the Employee and the Company, dated as of May 1, 2009, as amended April 19, 2010 and September 13, 2011, then (xx) this Option shall terminate effective as of the date on which the Employee engages in such activity, unless terminated sooner by operation of another term or condition of this Agreement or the Plan, (yy) any Option gain realized by the Employee from exercising all or a portion of the Option, or such lesser amount by a court or arbitrator, shall be paid by the Employee to the Company, and (zz) the Company shall be entitled to receive from Employee all

Common Stock held by Employee that was acquired under this Agreement or the Plan.”

(g)                           The Parties agree that Section 10(d) of the 2009 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“(d)                           [Intentionally Omitted.]”

(h)                                 The Parties agree that, except as set forth in this Paragraph 16, all other terms and conditions of the 2009 Option Grant Agreement shall remain in full force and effect.  The Parties further acknowledge that (i) the amendments to the 2009 Option Grant Agreement set forth in this Paragraph 16 have been undertaken to modify certain provisions of the 2009 Option Grant Agreement related to Whamond’s employment status with the Company and (ii) Whamond will continue to have such rights with respect to the Option (as defined in the 2009 Option Grant Agreement) as set forth in the 2009 Option Grant Agreement, as amended hereby, without respect to his employment status with the Company.

17.                                 Amendment of 2010 Option Grant Agreement.

(a)                                  For purposes of clarity, it is the intent of the parties to this Agreement that, subject to the terms of the 2010 Option Grant Agreement (as amended pursuant to this Paragraph 17), the Option (as defined in the 2010 Option Grant Agreement) shall vest and become exercisable in accordance with the vesting schedule set forth in the 2010 Option Grant Agreement (as amended pursuant to this Paragraph 17), notwithstanding Whamond’s termination of employment.

(b)                                 The Parties agree that the first sentence of Section 3 of the 2010 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“3.                                 Term of Option.  This Option shall be exercisable until 11:59 p.m. Houston time on the date of expiration specified on the signature page of this Agreement, except and to the extent that such term may be reduced as provided in Paragraph 11 hereof and in the Plan.”

(c)                                  The Parties agree that Section 4 of the 2010 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“4.                                 Vesting.  This Option shall be exercisable only to the extent vested in accordance with the vesting schedule set forth on the signature page of this Agreement.  In addition, this Option shall fully vest and be exercisable during the term:

(a)                                  In accordance with Section 8.2 and 8.3(a) of the Plan (relating to liquidation or dissolution of the Company and to certain Reorganizations of the Company); and

(b)                                 Upon the Employee’s death.”

(d)                           The Parties agree that Section 7 of the 2010 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“7.                                 [Intentionally Omitted.]”

(e)                            The Parties agree that Section 10 of the 2010 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“10.                           [Intentionally Omitted.]”

(f)                              The Parties agree that Section 11(a) of the 2010 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“(a)                            If, at any time prior to September 13, 2012, the Employee engages in any activity in breach of Section 5(c) of that certain Employment Agreement by and between the Employee and the Company, dated as of May 1, 2009, as amended April 19, 2010 and September 13, 2011, then (xx) this Option shall terminate effective as of the date on which the Employee engages in such activity, unless terminated sooner by operation of another term or condition of this Agreement or the Plan, (yy) any Option gain realized by the Employee from exercising all or a portion of the Option, or such lesser amount by a court or arbitrator, shall be paid by the Employee to the Company, and (zz) the Company shall be entitled to receive from Employee all Common Stock held by Employee that was acquired under this Agreement or the Plan.”

(g)                           The Parties agree that Section 11(b) of the 2010 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“(b) If, at any time prior to [September 13], 2012, the Employee engages in any activity in breach of Section 5(e) of that certain Employment Agreement by and between the Employee and the Company, dated as of May 1, 2009, as amended April 19, 2010 and September 13, 2011, then (xx) this Option shall terminate effective as of the date on which the Employee engages in such activity, unless terminated sooner by operation of another term or condition of this Agreement or the Plan, (yy) any Option gain realized by the Employee from exercising all or a portion of the Option, or such lesser amount by a court or arbitrator, shall be paid by the Employee to the Company, and (zz) the Company shall be entitled to receive from Employee all Common Stock held by Employee that was acquired under this Agreement or the Plan.”

(h)                           The Parties agree that Section 11(d) of the 2010 Option Grant Agreement shall be amended and restated in its entirety to read as follows:

“(d)                           [Intentionally Omitted.]”

(i)                                     The Parties agree that the “Terms of Option” set forth on the signature page to the 2010 Option Grant Agreement shall be amended and restated in their entirety to read as follows:

“TERMS OF OPTION

1. Date of Grant:	August 24, 2010
2. Date of Expiration:	August 24, 2016
3. Number of shares subject to option:	10,000
4. Per share purchase price of option:	$24.9500
5. Vesting schedule of option:

Vest Date	Cumulative Portion of Shares Subject to Option that is Vested On and After Such Vest Date and Before Next Vest Date	Cumulative Number of Shares Subject to Option that is Vested On and After Such Vest Date and Before Next Vest Date
August 24, 2011	50%	5,000
August 24, 2012	50%	5,000	”

(j)                                     The Parties agree that, except as set forth in this Paragraph 17, all other terms and conditions of the 2010 Option Grant Agreement shall remain in full force and effect.  The Parties further acknowledge that (i) the amendments to the 2010 Option Grant Agreement set forth in this Paragraph 17 have been undertaken to modify certain provisions of the 2010 Option Grant Agreement related to Whamond’s employment status with the Company and (ii) Whamond will continue to have such rights with respect to the Option (as defined in the 2010 Option Grant Agreement) as set forth in the 2010 Option Grant Agreement, as amended hereby, without respect to his employment status with the Company.

18.                                 Termination of 2010 Restricted Stock Grant Agreement.

(a)                            The Parties agree that the 2010 Restricted Stock Grant Agreement shall be terminated effective as of the Execution Date.  Further, in connection with the termination of the 2010 Restricted Stock Grant Agreement, the Parties agree that all of Whamond’s Restricted Shares (as defined in the 2010 Restricted Stock Grant Agreement) granted pursuant to the 2010 Restricted Stock Grant Agreement shall be forfeited by Whamond and returned to the Company without the payment of any consideration as of the Execution Date, and Whamond shall have no rights with respect to such forfeited shares.

19.                                 Notices.  Other than expressly set forth herein, any notice or other communication required, permitted or desired to be given under the Agreement shall be deemed delivered when personally delivered. If notice is delivered by overnight courier, it shall be deemed delivered the day it is received by HCC.  If transmitted by facsimile on a business day before 5:00 p.m., Central Standard Time, it shall be deemed delivered the day it is received; if transmitted by facsimile on a business day after 5:00 p.m., Central Standard Time, or on a weekend or holiday, it shall be deemed delivered the next business day.  If transmitted by United States Mail, it shall be deemed delivered the third business day after mailing, if mailed by prepaid certified mail, return receipt requested, as addressed or transmitted as follows (as applicable):

If to Whamond:

William Tobin Whamond

c/o Michael Lynn

LynnTillotsonPinkerCox, LLP

2100 Ross Avenue, Suite 2700

Dallas, TX  75201

If to HCC:

HCC Insurance Holdings, Inc.

13403 Northwest Freeway

Houston, Texas 77040,

Attn:  Vice President — Human Resources

Fax:  (713) 996-1210

20.                                 Governing Law; Venue.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE OF THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.  THE EXCLUSIVE VENUE FOR ALL SUITS AND PROCEEDINGS ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE IN A COURT OF COMPETENT JURISDICTION IN HARRIS COUNTY, HOUSTON, TEXAS.

21.                                 No Assignment.  Except as provided in the Agreement, Whamond may not assign this Agreement or any of the rights or obligations set forth in the Agreement without the explicit written consent of HCC.  Any attempted assignment by Whamond in violation of the Agreement shall be void.  Except as provided in the Agreement, nothing in the Agreement entitles any person, other than the Parties, to any claim, cause of action, remedy, or right of any kind; provided, however, that all of Whamond’s rights to payments and benefits hereunder shall inure to the benefit of Whamond’s estate, heirs in the event of Whamond’s death, and to Whamond’s other legal representatives in the event of Whamond’s legal disability.

22.                                 Effect of Waiver.  A party’s waiver of any breach or violation of any provisions of the Agreement shall not operate as, or be construed to be, a waiver of any later breach of the same or any other provision of the Agreement.

23.                                 Severability.  If any provision or provisions of the Agreement are held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and unenforceability of the remaining provisions of the Agreement (including, without limitation, all other portions of the paragraph of the Agreement containing any provision held to be invalid, illegal, or unenforceable, unless also specifically held invalid, illegal, or unenforceable), shall not in any way be affected or impaired thereby, and (b) the provision or provisions held to be invalid, illegal, or unenforceable shall be limited or modified in its or their application to the minimum extent necessary to avoid the invalidity, illegality, or unenforceability, and, as so limited or modified, the provision or provisions and the balance of the Agreement will be enforceable in accordance with their terms.

24.                                 Further Assurances.  The Parties agree to promptly execute a side agreement (the “Side Agreement”) and other such agreements and take such other actions as may be necessary to carry out the spirit and terms of this Agreement.

25.                                 Entire Agreement.  This Agreement; the Employment Agreement, as amended and modified hereby; the Incentive Grant Agreements, as amended and modified herein; and the Side Agreement constitute the entire agreement between the Parties concerning the subject matter hereof except as stated herein.  No oral statements or other prior written material not specifically incorporated in this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated in this Agreement by written amendment, such amendment to become effective on the date stipulated therein.  Any amendment to this Agreement must be signed by all Parties to this Agreement.  Whamond acknowledges and represents that in executing this Agreement, he did not rely, and has not relied, on any communications, promises, statements, inducements, or representations, oral or written, by HCC or any HCC Releasees, except as expressly contained in this Agreement.  HCC acknowledges and represents that in executing this Agreement, it did not rely, and has not relied, on any communications, promises, statements, inducements, or representations, oral or written, by Whamond, except as expressly contained in this Agreement.  .  This Agreement will be binding on and inure to the benefit of the Parties hereto and their respective successors, heirs, legal representative, and permitted assigns (if any).  This Agreement supersedes any prior agreements between the Parties concerning the subject matter of this Agreement, except as provided in Paragraph 14 concerning the Employment Agreement, as modified and amended hereby, and Paragraph 15-18 concerning the Incentive Grant Agreements, as amended and modified hereby; provided, however, that any previous releases signed by Whamond shall remain in full force and effect other than any releases in that term sheet signed on September 7, 2011, which term sheet is hereby superseded.  .

26.                                 Loser Pays.  In the event either Party brings suit against the other asserting claims arising out of or relating to this Agreement, the Incentive Grant Agreement, or the Side Agreement, the Parties agree that the prevailing party in that suit shall be entitled to reimbursement of all fees and costs by the non-prevailing party, including reasonable attorneys’ fees, incurred in defending or prosecuting that suit.

27.                                 Approval of Compensation Committee.  As of the Execution Date, the terms of the Agreement, including any amendments or modifications, any equity grant agreements, have been approved by the Compensation Committee of HCC’s Board of Directors (the “Compensation Committee”).

28.                                 Consultation with Counsel.  In executing this Agreement, the Parties acknowledge that they have had the opportunity to consult with counsel, that they understand and are satisfied with the terms incorporated herein, and that they have executed the Agreement after independent investigation and without fraud, duress, or undue influence.

29.                                 Construction.  This Agreement has been negotiated at arm’s length and the parties represented by experienced legal counsel.  Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party who drafted the applicable provision is not applicable and is waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the Parties and this Agreement.  Further, each of the Parties hereto acknowledges that it has read the entire Agreement, fully understands its terms and effects, and that this Agreement is being signed freely by them.

30.                                 Counterparts.  This Agreement may be executed in multiple counterparts, each of which taken together shall have the same force and effect of an original.  Facsimiles or copies of this Agreement and signatures thereto shall be deemed an original for all purposes.

31.                                 Headings.  The headings used in this Agreement are inserted for convenience of reference only are not intended to be part of or to affect the meaning or interpretation of this Agreement.

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MY SIGNATURE BELOW MEANS THAT I HAVE READ THIS AGREEMENT AND AGREE AND CONSENT TO ALL THE TERMS AND CONDITIONS CONTAINED IN SUCH AGREEMENT.

Entered into as of the Execution Date first written above:

/s/ William Tobin Whamond
William Tobin Whamond

HCC INSURANCE HOLDINGS, INC.

By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President,
General Counsel & Secretary